Exhibit 10.1

AGREEMENT AND PLAN OF REORGANIZATION

By and Among

GROTE MOLEN, INC.,

GROTE MERGER CO.

and

BLACKRIDGE TECHNOLOGY HOLDINGS, INC.

Dated as of September 6, 2016

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of the 6th day of September, 2016, by and among Grote Molen, Inc., a Nevada corporation ("Grote Molen"); Grote Merger Co., a wholly owned subsidiary of Grote Molen formed or to be formed under the laws of Delaware ("Merger Co"); and Blackridge Technology Holdings, Inc., a Delaware corporation ("Blackridge"); based on the following:

Recitals

The parties desire to enter into this agreement to set forth the terms and conditions of the corporate reorganization pursuant to which Merger Co. will be merged with and into Blackridge, Blackridge will be the surviving entity, and the issued and outstanding shares of capital stock of Blackridge will be converted into shares of capital stock of Grote Molen.  The merger of Merger Co. with and into Blackridge and the issuance of shares of Grote Molen capital stock are for the purpose of effecting a tax-free reorganization pursuant to Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

Agreement

NOW, THEREFORE, in consideration of the mutual covenants to be performed and benefits to be received under this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Grote Molen, Merger Co. and Blackridge agree as follows:

ARTICLE I

MERGER

1.01            The Merger.                          At the Effective Time (as defined herein) and subject to and upon the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law, Merger Co. shall be merged with and into Blackridge and the separate corporate existence of Merger Co. shall cease.  Blackridge shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") in the Merger, and immediately following the Effective Time shall be a wholly owned subsidiary of Grote Molen.  In connection with the Merger, the issued and outstanding shares of Blackridge preferred stock and common stock shall be converted into shares of Grote Molen preferred stock and common stock in the manner provided herein.

1.02.  The Closing; Effective Time.

(a)            The closing of the Merger (the "Closing ") shall take place (i) at a mutually agreeable time and place within five business days following the date on which the last to be satisfied or waived of the conditions set forth in Articles IV and V (other than those conditions that by their nature are to be satisfied at the Closing) shall be satisfied or waived in accordance with this Agreement (the "Closing Date").

(b)            On the Closing Date, Grote Molen, Merger Co. and Blackridge shall cause a certificate of merger with respect to the Merger to be properly executed, and filed with the Secretary of State of the State of Delaware.  The Merger shall become effective at such time as the certificate of merger shall be duly filed with the Secretary of State of Delaware, or at such later time reflected in such certificate of merger as shall be agreed upon by Grote Molen and Blackridge (the time that the Merger becomes effective, the "Effective Time").

1.03.  Subsequent Actions.  If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise the Surviving Corporation's right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to carry out the intent of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either of the constituent corporations of the Merger, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out the intent of this Agreement.

1.04.  Certificate of Incorporation; Bylaws; Directors and Officers of the Surviving Corporation.  Unless otherwise agreed to by Grote Molen and Blackridge prior to the Closing, at the Effective Time:

(a)            The Certificate of Incorporation of Blackridge (the "Blackridge Certificate of Incorporation")  as in effect immediately prior to the Effective Time shall be at and after the Effective Time the certificate of incorporation of the Surviving Corporation.

(b)            The Bylaws of Blackridge as in effect immediately prior to the Effective Time shall be at and after the Effective Time the Bylaws of the Surviving Corporation;

(c)            The officers of Blackridge immediately prior to the Effective Time shall continue to serve in their respective offices of the Surviving Corporation from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal; and

(d)            The directors of Blackridge immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal.

1.05.  Manner and Basis of Converting Stock.  The manner and basis of converting the shares of capital stock of Blackridge and Merger Co., by virtue of the Merger and without any action on the part of any holder thereof, shall be as set forth in this Section 1.05.

(a)  It is anticipated that immediately prior to Closing, Blackridge shall have outstanding approximately 36,838,126 shares of Series A Preferred Stock, 26,940,527 shares of Common Stock and common stock purchase warrants and options to acquire 13,570,706 shares of Blackridge Common Stock.  It is further anticipated that immediately prior to Closing, Grote Molen shall have outstanding up to 27,200,000 shares of Common Stock and common stock purchase warrants to acquire up to 10,000,000 shares of Grote Molen Common Stock.  Subject to the terms and conditions of this Agreement: (i) each ten (10) shares of Blackridge Series A Preferred Stock issued and outstanding immediately prior to the Effective Time and all rights in respect thereof, shall at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into the right to receive one (1) share of Grote Molen Series A Preferred Stock, par value $0.001 (the "Grote Molen Preferred Stock"), resulting in an aggregate of approximately 3,683,813 shares (subject to adjustment for accrued interest) of Grote Molen Preferred Stock being issued to the Blackridge stockholders as a result of the Merger; (ii) each share of Blackridge Common Stock issued and outstanding immediately prior to the Effective Time and all rights in respect thereof, shall at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into the right to receive one (1) share of Grote Molen Common Stock, par value $0.001 (the "Grote Molen Common Stock"), resulting in an aggregate of approximately 26,940,527 shares of Grote Molen Common Stock being issued to the Blackridge stockholders as a result of the Merger; (iii) common stock purchase warrants and options entitling the holders to purchase up to 13,570,706 shares of Blackridge Common Stock shall at the Effective Time be converted into warrants to acquire shares of Grote Molen Common Stock on a 1-for-1 basis; and, (iv) as provided in Section 6.10 hereof, Grote Molen shall cause the current stockholders of Grote Molen to irrevocably submit shares of Grote Molen Common Stock and warrants to Grote Molen for cancellation so that on the Closing Date there are issued and outstanding 8,800,000 shares of Grote Molen Common Stock and warrants to acquire up to 8,800,000 shares of Grote Molen Common Stock.  In the event that Blackridge issues more than $1,798,000 of its Series A Preferred Stock in the financing referred to in Section 6.12 hereof, the number of shares of Grote Molen Common Stock to be cancelled shall be equitably reduced by mutual agreement of the parties.  In the event the parties discover any errors in their calculations, the foregoing figures shall be equitably adjusted pursuant to the mutual agreement of the parties. Notwithstanding the foregoing, any "Dissenting Shares" of Blackridge shall receive payment from Blackridge in lieu of such shares of Grote Molen Preferred Stock or Grote Molen Common Stock in accordance with the provisions of the Delaware General Corporation Law.  Dissenting Shares means any shares of Blackridge for which the holder thereof has exercised his, her or its dissenter's rights under the Delaware General Corporation Law.  Any convertible promissory notes of Blackridge that are not converted to Blackridge Series A Preferred Stock at or prior to Closing shall, subject to approval by Grote Molen, be suitably modified to provide for their conversion into shares of Series A Preferred Stock of Grote Molen taking into account the exchange ratios set forth above and the conversion rates set forth in such notes.

                          (b)  Except as otherwise provided herein, commencing immediately after the Effective Time, each certificate which, immediately prior to the Effective Time, represented issued and outstanding shares of Blackridge Series A Preferred Stock or Blackridge Common Stock shall evidence the right to receive the number of whole shares of Grote Molen Preferred Stock or Grote Molen Common Stock on the basis set forth in subparagraph (a) above.  Upon the surrender by the holders of Blackridge Preferred Stock and Blackridge Common Stock to Grote Molen's transfer agent and registrar of their Blackridge stock certificates (or, if such holders allege that any such certificates have been lost, stolen or destroyed, a lost certificate affida-vit, indemnity bond and/or agreement reasonably acceptable to Grote Molen to indemnify Grote Molen against any claim that may be made against Grote Molen on account of the alleged loss, theft or destruction of such certificate, as determined by Grote Molen), together with the investment representation letter described in Section 6.05(a) and all other documents and materials reasonably required by such transfer agent to be delivered in connection therewith, the holders of the Blackridge Preferred Stock and Blackridge Common Stock shall be entitled to receive a certificate or certificates representing the number of whole shares of Grote Molen Preferred Stock and Grote Molen Common Stock to which they are entitled.  No scrip or fractional share certificates for Grote Molen Preferred Stock or Grote Molen Common Stock will be issued and any fractional shares shall be rounded to the nearest whole share.

(c)  At the Effective Time, each share of common stock of Merger Co. issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall without any action on the part of Grote Molen forthwith cease to exist and be converted into one hundred validly issued, fully paid and nonassessable share of Blackridge Common Stock.

(d)  If between the date of this Agreement and the Effective Time, the outstanding shares of Grote Molen Preferred Stock, Grote Molen Common Stock, Blackridge Common Stock or Blackridge Preferred Stock shall be changed into a different number of shares (in compliance with the terms of this Agreement) by reason of any stock split, combination of shares, or if any dividend payable in stock shall be declared thereon with a record date within such period, the exchange ratio shall be appropriately adjusted to provide the holders of Blackridge Shares the same economic effect as contemplated by this Agreement prior to such event.

1.06            Closing Events.

(a)  Grote Molen Deliveries.  Subject to fulfillment or waiver of the conditions set forth in Article V, Grote Molen shall deliver to Blackridge at Closing all the following:

(i)        A certificate of good standing from the Nevada Secretary of State, issued as of a date within five days prior to the Closing Date, certifying that Grote Molen is in good standing as a corporation in the State of Nevada;

(ii)        A certificate of good standing from the Delaware Secretary of State, issued as of a date within five days prior to the Closing Date, certifying that Grote Merger Co. is in good standing as a corporation in the State of Delaware;

(iii)        Copies of the resolutions of Grote Molen's board of directors authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Grote Molen as of the Closing Date;

(iv)        The certificate contemplated by Section 4.01, duly executed by the president of Grote Molen;

(v)        The certificate contemplated by Section 4.02, dated the Closing Date, duly executed by the president of Grote Molen;

(vi)        Irrevocable transfer instructions to Grote Molen's transfer agent and registrar irrevocably instructing it to issue the shares of Grote Molen Preferred Stock and Grote Molen Common Stock to the Blackridge stockholders;

(vii) Bank signature cards, duly executed by the officers of Grote Molen, giving the new president and secretary of Grote Molen full authority to manage all bank accounts of Grote Molen, including the right to sign checks drawn on such accounts; and

(viii) Copies of the resolutions of Grote Molen's board of directors appointing the persons designated by Blackridge as the new officers and directors of Grote Molen, effective as of the dates set forth in such resolutions.

In addition to the above deliveries, Grote Molen shall take all steps and actions as Blackridge may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

(b)  Blackridge's Deliveries.  Subject to fulfillment or waiver of the conditions set forth in Article IV, Blackridge shall deliver to Grote Molen at Closing all the following:

(i)        A certificate of good standing from the secretary of state of Delaware, issued as of a date within five days prior to the Closing Date certifying that Blackridge is in good standing as a corporation in the State of Delaware;

(ii)        Copies of the resolutions of Blackridge's board of directors and stockholders authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Blackridge as of the Closing Date;

(iii)        The certificate contemplated by Section 5.01, signed by the president of Blackridge;

(iv)        The certificate contemplated by Section 5.02, dated the Closing Date, and signed by the president of Blackridge; and

(v)  Investment representation letters in the form attached hereto as Exhibit "A" signed by each of the Blackridge stockholders.

In addition to the above deliveries, Blackridge shall take all steps and actions as Grote Molen may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

1.07            Effect of Merger.  On the Effective Date of the merger, Blackridge and Merger Co. shall cease to exist separately, and Merger Co. shall be merged with and into Blackridge, the Surviving Corporation, in accordance with the provisions of this Agreement and the certificate of merger, and in accordance with the provisions of and with the effect provided in the corporation laws of the State of Delaware.  Blackridge, as the Surviving Corporation, shall possess all the rights, privileges, franchises, and trust and fiduciary duties, powers, and obligations, of a private as well as of a public nature, and be subject to all the restrictions, obligations, and duties of each of Blackridge and Merger Co.; all property, real, personal, and mixed, and all debts due to either Blackridge or Merger Co. on whatever account, and all other things belonging to each of Blackridge and Merger Co. shall be vested in Blackridge; all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter the property of Blackridge as they were of Blackridge and Merger Co.; the title to any real estate, whether vested by deed or otherwise, in either Blackridge or Merger Co. shall not revert or be in any way impaired by reason of the merger; provided, however, that all rights of creditors and all liens on any property of either Blackridge or Merger Co. shall be preserved unimpaired, and all debts, liabilities, and duties of Blackridge and Merger Co. shall thenceforth attach to Blackridge and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by Blackridge.

1.08            Termination

(a)            This Agreement may be terminated by the board of directors of either Grote Molen or Blackridge at any time prior to the Closing Date if:

(i)        There shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the reasonable judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement;

(ii)        Any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the reasonable judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange; or

(iii)        If the Effective Time shall not have occurred by the close of business on October 31, 2016 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 1.08(a)(iii) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in the failure of, the Effective Time to occur on or before the Termination Date.

In the event of termination pursuant to this paragraph (a) of Section 1.08, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, preparation, and execution of this Agreement.

(b)            This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Grote Molen if (i) Blackridge shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Blackridge contained herein shall be inaccurate in any material respect, or (ii) there has been any material adverse change in the business or financial condition of Blackridge.  In the event of termination pursuant to this paragraph (b) of this Section 1.08, no obligation, right or liability shall arise hereunder, and each party bear all of the expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement.

(c)            This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Blackridge if (i) Grote Molen shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Grote Molen contained herein shall be inaccurate in any material respect, or (ii) there has been any material adverse change in the business or financial condition of Grote Molen.  In the event of termination pursuant to this paragraph (c) of this Section 1.08, no obligation, right or liability shall arise hereunder, and each party bear all of the expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF GROTE MOLEN

Grote Molen and Merger Co. represent and warrant to Blackridge that all of the statements contained in this Article II are true as of the date of this Agreement (or, if made as of a specified date, as of such date) except, in each case, as (a) set forth in the Grote Molen Disclosure Schedules attached to this Agreement (the "Grote Molen Disclosure Schedules"); or (b) as otherwise provided in this Agreement.  For purposes of the representations and warranties of Grote Molen and Merger Co. contained in this Article II, disclosure in any section of the Grote Molen Disclosure Schedules of any facts or circumstances shall be deemed to be an adequate response and disclosure of such facts or circumstances with respect to all representations or warranties by Grote Molen calling for disclosure of such information, whether or not such disclosure is specifically associated with or purports to respond to one or more or all of such representations or warranties, if it is reasonably apparent on the face of the Disclosure Schedules that such disclosure is applicable.  The inclusion of any information in any section of the Grote Molen Disclosure Schedules by Grote Molen and Merger Co. shall not be deemed to be an admission or evidence of materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever.

2.01     Organization.

(a)            Grote Molen is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has and will have the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Grote Molen's articles of incorporation or bylaws, or other material agreement to which it is a party or by which it is bound.

(b)            Merger Co. will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and will have the corporate power and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Merger Co.'s certificate of incorporation or bylaws, or other material agreement to which it is a party or by which it is bound.

2.02            Due Authorization.  Grote Molen and Merger Co. each has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance by Grote Molen and Merger Co. of this Agreement have been duly and validly approved and authorized by the board of directors of Grote Molen and by the board of directors and sole stockholder of Merger Co. and no other actions or proceedings on the part of Grote Molen or Merger Co. are necessary to authorize this Agreement and the transactions contemplated hereby.  This Agreement constitutes the legal, valid and binding obligation of Grote Molen and Merger Co., enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.03        Capitalization.    The authorized capitalization of Grote Molen currently consists of 5,000,000 shares of preferred stock, $0.001 par value, of which no shares are issued and outstanding, and 100,000,000 shares of common stock, $0.001 par value, of which 22,200,000 shares are issued and outstanding.  The authorized capitalization of Merger Co. consists of 10,000 shares, $0.001 par value, of which 100 shares are issued and outstanding.  All issued and outstanding shares of Grote Molen and Merger Co. are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person.  There are no dividends or other distributions due or payable with respect to any of the shares of capital stock of Grote Molen or Merger Co.  On or prior to the Closing Date: (i) Grote Molen shall designate 5,000,000 shares of its authorized Preferred Stock as Series A Preferred Stock having the rights, privileges and preferences set forth in Exhibit B hereto; (ii) offer and sell up to 5,000,000 Common Stock purchase warrants, each entitling the holder to purchase one share of Grote Molen Common Stock at an exercise price of $0.70 per share commencing on or about September 1, 2018 and continuing for a period of five years thereafter, at an offering price not less than $0.01 per warrant; (iii) offer and sell up to 5,000,000 Units, each consisting of one share of Grote Molen Common Stock and one five-year Common Stock Purchase warrant exercisable at $0.70 per share, at an offering price of not less than $0.10 per Unit; (iv) Grote Molen shall cause certain liabilities of Grote Molen to be paid and satisfied in cash, pursuant to the issuance of shares of Grote Molen Common Stock or some combination thereof, so that on the Closing Date Grote Molen has liabilities in an amount not greater than $500,000; and (v) the current stockholders of Grote Molen shall irrevocably submit shares of Grote Molen Common Stock and warrants to Grote Molen for cancellation so that on the Closing Date there are issued and outstanding 8,800,000 shares of Grote Molen Common Stock and warrants to acquire up to 8,800,000 shares of Grote Molen Common Stock, subject to adjustment as provided in Section 6.10 hereof.

2.04.            SEC Reports; Financial Statements.

(a)            Grote Molen has filed all reports required to be filed by it with the SEC during the preceding two fiscal years, including any amendments or supplements thereto (collectively, including any such forms, reports and documents filed after the date hereof, the ("Grote Molen SEC Reports"), and, with respect to the Grote Molen SEC Reports filed by Grote Molen after the date hereof and prior to the Closing Date, will deliver or make available to Blackridge all of its Grote Molen SEC Reports in the form filed with the SEC.  The Grote Molen SEC Reports (i) were (and any Grote Molen SEC Reports filed after the date hereof will be) in all material respects prepared in accordance with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) as of their respective filing dates, did not (and any Grote Molen SEC Reports filed after the date hereof will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  On the Closing Date, Grote Molen shall be current in the filing of the Grote Molen SEC Reports.

(b)            Included in Schedule 2.04 are (i) the audited consolidated balance sheets of Grote Molen as of December 31, 2015 and 2014, and the related audited consolidated statements of operations, stockholders' equity, and cash flows for the fiscal years ended December 31, 2015 and 2014, including the notes thereto, and the accompanying report of Pritchett, Siler & Hardy, P.C., independent certified public accountants; and (ii) the unaudited consolidated balance sheet of Grote Molen as of June 30, 2016, and the related unaudited consolidated statements of operations and cash flows for the three month period ended June 30, 2016.

(c)            The financial statements of Grote Molen delivered pursuant to Section 2.04(b) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements.  The Grote Molen financial statements present fairly, in all material respects, as of their respective dates, the financial condition of Grote Molen.  Grote Molen did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statement or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of Grote Molen in accordance with generally accepted accounting principles.  The statements of operations and cash flows present fairly the financial position and results of operations of Grote Molen as of their respective dates and for the respective periods covered thereby.

(d)            Grote Molen has filed all tax returns required to be filed by it from inception to the Closing Date.  Grote Molen has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of Grote Molen, except to the extent reflected on such balance sheet and adequately provided for therein, which are not yet due and payable.  Grote Molen has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse effect on Grote Molen, its financial condition, its business as presently conducted or proposed to be conducted, or any of its properties or material assets.  None of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated.  There are no tax liens upon any of the assets of Grote Molen.  There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Grote Molen.

(e)            The books and records, financial and otherwise, of Grote Molen and Merger Co. are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of Grote Molen and Merger Co.  Grote Molen and Merger Co. maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

2.05            Outstanding Warrants and Options.  Except as set forth in Schedule 2.05, neither Grote Molen nor Merger Co. has any outstanding stock options, warrants, calls, or commitments of any nature relating to the authorized and unissued shares of capital stock of Grote Molen or Merger Co.  As of the Closing Date Grote Molen shall have issued and outstanding warrants to acquire 8,800,000 shares of Grote Molen Common Stock.

2.06            Information.  The information concerning Grote Molen and Merger Co. set forth in this Agreement and the schedules delivered by Grote Molen pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  Grote Molen and Merger Co. shall cause the schedules delivered by them pursuant hereto and the instruments delivered to Blackridge hereunder to be updated after the date hereof up to and including the Closing Date.

2.07            Absence of Certain Changes or Events.  Except as set forth in this Agreement or the schedules hereto, since June 30, 2016:

(a)            There has not been (i) any adverse change in the business, operations, properties, level of inventory, assets, or condition of Grote Molen or (ii) any damage, destruction, or loss to Grote Molen (whether or not covered by insurance) adversely affecting the business, operations, properties, assets, or condition of Grote Molen;

(b)            Neither Grote Molen nor Merger Co. has (i) amended its articles of incorporation or certificate of incorporation, as applicable, or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Grote Molen or Merger, as applicable; (iv) made any change in its method of management, operation, or accounting; (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination payment to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees; or (viii) established any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

(c)            Neither Grote Molen nor Merger Co. has (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Grote Molen balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its  assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Grote Molen and Merger Co., respectively; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d)            To the best knowledge of Grote Molen and Merger Co., neither of such corporations has become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Grote Molen or Merger Co., as applicable.

2.08            Title and Related Matters.  Except as provided herein or disclosed in the Grote Molen balance sheet and the notes thereto, Grote Molen has good and marketable title to all of its properties, inventory, interests in properties, and assets, which are reflected in the most recent Grote Molen balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties.  Merger Co. does not own any properties or other assets.

2.09            Litigation and Proceedings.  There are no actions, suits, or administrative or other proceedings pending or threatened by or against Grote Molen or Merger Co. or adversely affecting Grote Molen or Merger Co. or their respective properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  There is no default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

2.10            Contracts.  Except as included or described in Schedule 2.10:

(a)            There are no material contracts, agreements, franchises, license agreements, or other commitments to which Grote Molen is a party by which it or any of the properties of Grote Molen are bound;

(b)            All contracts, agreements, franchises, license agreements, and other commitments to which Grote Molen is a party or by which its properties are bound and which are material to the operations or financial condition of Grote Molen are valid and enforceable by Grote Molen in all material respects;

(c)            Grote Molen is not a party to or bound by, and its properties are not subject to, any material contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as Grote Molen can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of Grote Molen; and

(d)            Grote Molen is not a party to any oral or written (i) contract for the employment of any officer, director, or employee which is not terminable on 30 days (or less) notice;  (ii) profit-sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guarantee of any obligation, other than one on which Grote Molen is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $20,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $20,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Grote Molen or any subsidiary; or (viii) contract, agreement, or other commitment involving payments by it of more than $20,000 in the aggregate.

(e)            Merger Co. is not a party to any contract or agreement except this Agreement and the certificate of merger to be entered into in connection herewith.

2.11            No Material Contract Defaults.  Grote Molen is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Grote Molen, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Grote Molen has not taken adequate steps to prevent such a default from occurring.

2.12            Intellectual Property.  Except as disclosed on Grote Molen Disclosure Schedule 2.12:
(a)            All of Grote Molen's material Intellectual Property is either licensed or owned by Grote Molen, in each case free and clear of all liens other than any right of any third party as owner or licensor or licensee under a contract affecting such Intellectual Property, with royalties as set forth on Grote Molen Disclosure Schedule 2.12;

(b)            None of Grote Molen's material Intellectual Property is the subject of any pending or, to the knowledge of Grote Molen, threatened litigation or claim of infringement;

(c)            Grote Molen has not granted any license, or agreed to pay or receive any royalty in respect of, any Intellectual Property except as set forth on Grote Molen Disclosure Schedule 2.12;

(d)            No material license or royalty agreement to which Grote Molen is a party is in breach or default by Grote Molen or, to the knowledge of Grote Molen, any other party thereto; and no such license or royalty agreement is or has been the subject of any notice of termination given or threatened in writing by any person;
(e)            Grote Molen has not received any notice contesting its right to use any Intellectual Property except as set forth on Grote Molen Disclosure Schedule 2.12;

(f)            Grote Molen has not granted any license or agreed to pay or receive any royalty in respect of any material Intellectual Property except as set forth on Grote Molen Disclosure Schedule 2.12; and

(g)            Grote Molen has not violated the Intellectual Property rights of any third party.

2.13            No Conflict with Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any indenture, mortgage, deed of trust, or other contract, agreement, or instrument to which Grote Molen or Merger Co. is a party or to which any of their respective properties or operations are subject.

2.14            Compliance with Laws and Regulations.  Grote Molen and Merger Co. have each complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Grote Molen or Merger Co., as applicable, or except to the extent that noncompliance would not result in the occurrence of any material liability for Grote Molen or Merger Co. To the best knowledge of Grote Molen and Merger Co., the consummation of the transactions contemplated by this Agreement will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal securities laws.

2.15            Governmental Authorizations.  Grote Molen and Merger Co. have all licenses, franchises, permits, and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects as conducted on the date of this Agreement.  Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Grote Molen and Merger Co. of this Agreement and the consummation by Grote Molen and Merger Co. of the transactions contemplated hereby.

2.16            Subsidiaries and Predecessors.  Grote Molen does not own, beneficially or of record, any equity securities in any other entity except for BrownWick, LLC, a wholly-owned subsidiary, and Merger Co., a wholly owned subsidiary formed for the sole purpose of completing the transactions set forth herein.  Grote Molen does not have a predecessor as that term is defined under generally accepted accounting principles or Regulation S-X promulgated by the Securities and Exchange Commission.

2.17            Insurance.  Grote Molen carries insurance on its insurable properties in such amounts and with such terms of coverage as is customarily carried by companies operating in the same industry and geographical area.

2.18        Environmental.  Grote Molen is in compliance in all material respects with all applicable federal, state and local laws and regulations governing the environment, public health and safety and employee health and safety (including all provisions of the Occupational Safety and Health Administration ("OSHA") and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against Grote Molen and, to the knowledge of Grote Molen, no such charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice is pending or has been threatened.

2.19            Employee Relations.  Grote Molen has complied in respect of its business in all material respects with all applicable laws, rules, and regulations that relate to prices, wages, hours, harassment, disabled access, and discrimination in employment and collective bargaining and to the operation of its business and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.  Grote Molen has no outstanding liabilities or obligations with respect to any employee benefit or retirement plan.  Grote Molen believes that its relationship with its employees is satisfactory.

2.20            Officer and Director Information.  During the past five (5) years, neither Grote Molen, Merger Co., nor any of their respective officers, directors or promoters, has been the subject of:

(a)  a bankruptcy petition filed by or against any business of which Grote Molen or such other person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)  a conviction in a criminal proceeding or a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)  any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Grote Molen or any such other person from involvement in any type of business, securities or banking activities; or

(d) a finding by a court of competent jurisdiction (in a civil action), the SEC, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

2.21            Grote Molen Schedules.  Grote Molen has delivered to Blackridge the Grote Molen Schedules, which consist of the following separate schedules dated as of the date of execution of this Agreement, all certified by a duly authorized officer of Grote Molen as complete, true, and accurate:

(a)            A schedule including copies of the articles of incorporation and bylaws of Grote Molen and Merger Co. as in effect as of the date of this Agreement;

(b)            A schedule containing copies of resolutions adopted by the board of directors of Grote Molen and the board of directors and sole stockholder of Merger Co., approving this Agreement and the transactions herein contemplated;

(c)            A schedule setting forth Grote Molen's annual report on Form 10-K for the year ended December 31, 2015 and its quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2016, which reports include the financial statements required pursuant to Section 2.04(b) hereof; and

(d)            A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Grote Molen Schedules by Sections 2.01 through 2.20.

Grote Molen shall cause the Grote Molen Schedules and the instruments delivered to Blackridge hereunder to be updated after the date hereof up to and including the Closing Date.  Such updated Grote Molen Schedules, certified in the same manner as the original Grote Molen Schedules, shall be delivered prior to and as a condition precedent to the obligation of Blackridge to close the transactions contemplated by this Agreement.

ARTICLE III
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF BLACKRIDGE

Blackridge represents and warrants to Grote Molen that all of the statements contained in this Article III are true as of the date of this Agreement (or, if made as of a specified date, as of such date) except, in each case, as (a) set forth in the Blackridge Disclosure Schedules attached to this Agreement (the "Blackridge Disclosure Schedules"); or (b) as otherwise provided in this Agreement.  For purposes of the representations and warranties of Blackridge contained in this Article III, disclosure in any section of the Blackridge Disclosure Schedules of any facts or circumstances shall be deemed to be an adequate response and disclosure of such facts or circumstances with respect to all representations or warranties by Blackridge calling for disclosure of such information, whether or not such disclosure is specifically associated with or purports to respond to one or more or all of such representations or warranties, if it is reasonably apparent on the face of the Blackridge Disclosure Schedules that such disclosure is applicable.  The inclusion of any information in any section of the Blackridge Disclosure Schedules by Blackridge shall not be deemed to be an admission or evidence of materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever.

3.01            Organization.  Blackridge is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has and will have the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Blackridge's certificate of incorporation or bylaws, or other material agreement to which it is a party or by which it is bound.

3.02            Due Authorization.  Blackridge has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by Blackridge of this Agreement have been duly and validly approved and authorized by the board of directors and stockholders of Blackridge and no other actions or proceedings on the part of Blackridge are necessary to authorize this Agreement, and the transactions contemplated hereby.  This Agreement constitutes the legal, valid and binding obligation of Blackridge, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.03            Capitalization.  The authorized capitalization of Blackridge consists of 50,000,000 shares of Preferred Stock, $0.001 par value, of which 50,000,000 shares have been designated Series A Preferred Stock and of which 2,356,863 shares are currently outstanding, and 250,000,000 shares of Common Stock, par value $0.001, of which 26,940,527 shares are issued and outstanding.  All issued and outstanding shares of Blackridge are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person.  There are no dividends or other payments or distributions due or payable with respect to any of the shares of capital stock of Blackridge.  It is contemplated that on or prior to the Closing, Blackridge shall (i) issue additional shares of its Series A Preferred Stock at an offering price of not more than $0.60 per share for gross proceeds of not less than $1,798,000; and (ii) issue approximately 31,484,596 shares of its Series A Preferred Stock upon the conversion of promissory notes.  Blackridge also has outstanding (i) common stock purchase warrants to acquire 4,915,304 shares of Blackridge at prices ranging from $0.60 to $1.70 per share; (ii) common stock purchase warrants to acquire 1,541,704 shares of Blackridge Common Stock at a price of $0.66 per share; (iii) warrants and options to purchase common stock held by current and former members of management that are exercisable at prices ranging from $0.63 to $1.70 per share; and (iv) a convertible promissory note to an officer in the principal amount of $4,530,124 that is convertible into shares of Blackridge Series A Preferred Stock at a price of $0.66 per share.

3.04            Financial Statements.

(a)            Included in Schedule 3.04 are (i) the unaudited balance sheets of Blackridge as of December 31, 2015 and 2014, and the related unaudited statements of operations, changes in stockholders' equity (deficit), and cash flows for the fiscal years ended December 31, 2015 and 2014, including the notes thereto; and (ii) the unaudited balance sheet of Blackridge as of May 31, 2016, and the related unaudited statements of operations, changes in stockholders' equity (deficit), and cash flows for the five month period ended May 31, 2016.

(b)            The financial statements of Blackridge delivered pursuant to Section 3.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements.  The financial statements of Blackridge present fairly in all material aspects, as of their respective dates, the financial condition of Blackridge.  Blackridge did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of Blackridge, in accordance with generally accepted accounting principles.  The statements of revenue and expenses and cash flows present fairly the financial position and results of operations of Blackridge as of their respective dates and for the respective periods covered thereby.

(c)            Blackridge has filed all tax returns required to be filed by it from inception to the Closing Date.  Blackridge has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the balance sheets of Blackridge, except to the extent reflected on such balance sheet and adequately provided for therein, which are not yet due and payable.  Blackridge has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse effect on Blackridge, its financial condition, its business as presently conducted or proposed to be conducted, or any of its properties or material assets.  No income tax returns of Blackridge have been examined or are currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated.  There are no tax liens upon any of the assets of Blackridge.  There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Blackridge.

(d)            The books and records, financial and otherwise, of Blackridge are in all material respects complete and correct and are maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of Blackridge.  Blackridge maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

3.05            Outstanding Warrants and Options.  Except as set forth in Schedule 3.05, Blackridge does not have any outstanding stock options, warrants, calls, or commitments of any nature relating to the authorized and unissued shares of capital stock of Blackridge.

3.06            Information.  The information concerning Blackridge set forth in this Agreement and in the schedules delivered by Blackridge pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  Blackridge shall cause the schedules delivered by Blackridge pursuant hereto to Grote Molen hereunder to be updated after the date hereof up to and including the Closing Date.

3.07            Absence of Certain Changes or Events.  Except as set forth in this Agreement and the Blackridge Schedules, since May 31, 2016:

(a)            There has not been (i) any adverse change in the business, operations, properties, level of inventory, assets, or condition of Blackridge or (ii) any damage, destruction, or loss to Blackridge (whether or not covered by insurance) adversely affecting the business, operations, properties, assets, or condition of Blackridge;

(b)            Blackridge has not (i) amended its certificate of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to its stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of Blackridge; (iv) made any material change in its method of accounting; (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees; or (viii) established any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

(c)            Blackridge has not (i) granted or agreed to grant any options, warrants, or other rights for its Shares, bonds, or other securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Blackridge balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel, any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Blackridge; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other company securities including debentures (whether authorized and unissued or held as treasury shares); and

(d)            To the best knowledge of Blackridge, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Blackridge.

3.08            Title and Related Matters.  Except as provided herein or disclosed in the Blackridge balance sheet and the notes thereto, Blackridge has good and marketable title to all of its properties, inventory, interests in properties, and assets, which are reflected in the most recent Blackridge balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties.

3.09            Litigation and Proceedings. There are no material actions, suits, or proceedings pending or, to the knowledge of Blackridge, threatened by or against Blackridge or adversely affecting Blackridge or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  There is no default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

3.10            Contracts.  Except as included or described in Schedule 3.10:

(a)            There are no material contracts, agreements, franchises, license agreements, or other commitments to which Blackridge is a party by which it or any of the properties of Blackridge are bound;

(b)            All contracts, agreements, franchises, license agreements, and other commitments to which Blackridge is a party or by which its properties are bound and which are material to the operations or financial condition of Blackridge are valid and enforceable by Blackridge in all material respects;

(c)            Blackridge is not a party to or bound by, and its properties are not subject to, any material contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as Blackridge can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of Blackridge; and

(d)            Blackridge is not a party to any oral or written (i) contract for the employment of any officer, director, or employee which is not terminable on 30 days (or less) notice;  (ii)  profit-sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guarantee of any obligation, other than one on which Blackridge is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $20,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $20,000 in the aggregate;  (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Blackridge or any subsidiary; or (viii) contract, agreement, or other commitment involving payments by it of more than $20,000 in the aggregate.

3.11            No Material Contract Defaults.  Blackridge is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Blackridge, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Blackridge has not taken adequate steps to prevent such a default from occurring.

3.12            Intellectual Property.  Except as disclosed on Blackridge Disclosure Schedule 3.12:

(a)            All of Blackridge's material Intellectual Property is either licensed or owned by Blackridge, in each case free and clear of all liens other than any right of any third party as owner or licensor or licensee under a contract affecting such Intellectual Property, with royalties as set forth on Blackridge Disclosure Schedule 3.12;

(b)            None of Blackridge's material Intellectual Property is the subject of any pending or, to the knowledge of Blackridge, threatened litigation or claim of infringement;

(c)            Blackridge has not granted any license, or agreed to pay or receive any royalty in respect of, any Intellectual Property except as set forth on Blackridge Disclosure Schedule 3.12;

(d)            No material license or royalty agreement to which Blackridge is a party is in breach or default by Blackridge or, to the knowledge of Blackridge, any other party thereto; and no such license or royalty agreement is or has been the subject of any notice of termination given or threatened in writing by any person;

(e)            Blackridge has not received any notice contesting its rights to use any Intellectual Property except as set forth on Blackridge Disclosure Schedule 3.12;

(f)            Blackridge has not granted any license or agreed to pay or receive any royalty in respect of any material Intellectual Property except as set forth on Blackridge Disclosure Schedule 3.12; and

(g)            Blackridge has not violated the Intellectual Property rights of any third party.

3.13            No Conflict with Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Blackridge is a party or to which any of its properties or operations are subject.

3.14            Compliance with Laws and Regulations.  Blackridge has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Blackridge or except to the extent that noncompliance would not result in the occurrence of any material liability for Blackridge.  To the best knowledge of Blackridge, the consummation of the transactions contemplated by this Agreement will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal securities laws.

3.15            Governmental Authorizations.  Blackridge has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement.  Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Blackridge of this Agreement and the consummation by Blackridge of the transactions contemplated hereby.

3.16            Subsidiaries and Predecessors.  Blackridge does not own, beneficially or of record, any equity securities in any other entity.  Blackridge does not have a predecessor as that term is defined under generally accepted accounting principles or Regulation S-X promulgated by the Securities and Exchange Commission.

3.17            Insurance.  Blackridge carries insurance on its insurable properties in such amounts and with such terms of coverage as is customarily carried by companies operating in the same industry and geographical area.

3.18            Environmental.  Blackridge is in compliance in all material respects with all applicable federal, state and local laws and regulations governing the environment, public health and safety and employee health and safety (including all provisions of the Occupational Safety and Health Administration ("OSHA") and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against any Blackridge Entity and, to the Knowledge of Blackridge, no such charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice is pending or has been threatened.

3.19            Employee Relations.  Blackridge has complied in respect of its business in all material respects with all applicable laws, rules, and regulations that relate to prices, wages, hours, harassment, disabled access, and discrimination in employment and collective bargaining and to the operation of its business and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.  Blackridge has no outstanding liabilities or obligations with respect to any employee benefit or retirement plan.  Blackridge believes that its relationship with its employees is satisfactory.

3.20            Officer and Director Information.  During the past five (5) years, neither Blackridge, nor any of its respective officers or directors, has been the subject of:

(a)            a bankruptcy petition filed by or against any business of which Blackridge or such other person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)            a conviction in a criminal proceeding or a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)            any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Blackridge or any such other person from involvement in any type of business, securities or banking activities; or

(d)            a finding by a court of competent jurisdiction (in a civil action), the SEC, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

3.21            Blackridge Schedules.  Blackridge has delivered to Grote Molen the Blackridge Schedules, which consist of the following separate schedules dated as of the date of execution of this Agreement, and instruments and Grote Molen as of such date, all certified by the chief executive officer of Blackridge as complete, true, and accurate:

(a)            A schedule including copies of Blackridge's articles of incorporation and bylaws and all amendments thereto in effect as of the date of this Agreement;

(b)            A schedule containing copies of resolutions adopted by the directors and stockholders of Blackridge approving this Agreement and the transactions herein contemplated as referred to in Section 3.02;

(c)            A schedule setting forth the financial statements required pursuant to Section 3.04 (a) hereof; and

(d)            A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Blackridge Schedules by Sections 3.01 through 3.20.

Blackridge shall cause the Blackridge Schedules and the instruments delivered to Grote Molen hereunder to be updated after the date hereof up to and including the Closing Date.  Such updated Blackridge Schedules, certified in the same manner as the original Blackridge Schedules, shall be delivered prior to and as a condition precedent to the obligation of Grote Molen to close the transactions contemplated by this Agreement.

ARTICLE IV
CONDITIONS PRECEDENT TO OBLIGATIONS OF BLACKRIDGE

The obligations of Blackridge under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

4.01            Accuracy of Representations.  The representations and warranties made by Grote Molen and Merger Co. in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Grote Molen shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Grote Molen and Merger Co. prior to or at the Closing.  Blackridge shall be furnished with certificates, signed by duly authorized officers of Grote Molen and Merger Co. and dated the Closing Date, to the foregoing effect.

4.02            Officer's Certificates.  Blackridge shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of Grote Molen and Merger Co. to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Grote Molen or Merger Co. threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.  Furthermore, based on certificates of good standing, representations of government agencies, and Grote Molen's and Merger Co.'s own documents and information, the certificate shall represent, to the best knowledge of the officers, that:

(a)            This Agreement has been duly approved by Grote Molen's and Merger Co.'s boards of directors, and by the sole stockholder of Merger Co.; approval of this Agreement by the Grote Molen's stockholders is not required; and this Agreement has been duly executed and delivered in the name and on behalf of Grote Molen and Merger Co. by their duly authorized officers pursuant to, and in compliance with, authority granted by the boards of directors of Grote Molen and Merger Co. pursuant to unanimous written consents;

(b)            Except as provided or permitted herein, there have been no material adverse changes in the business or financial condition of Grote Molen or Merger Co. up to and including the date of the certificate;

(c)            All conditions required by this Agreement to be performed by Grote Molen or Merger Co. have been met, satisfied, or performed by Grote Molen and Merger Co., as appropriate;

(d)            All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Grote Molen or Merger Co. have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

(e)            There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Grote Molen or Merger Co., wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of Grote Molen or Merger Co., the operation of Grote Molen or Merger Co., or the acquisition and reorganization contemplated herein, or any agreement or instrument by which Grote Molen or Merger Co. is bound or which in any way contests the existence of Grote Molen or Merger Co.

4.03            No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Grote Molen or Merger Co., nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Grote Molen or Merger Co.

4.04            Good Standing.  Blackridge shall have received certificates of good standing from the Nevada and Delaware Secretaries of State, dated as of dates within five days prior to the Closing Date, certifying that Grote Molen and Merger Co. are in good standing as corporations in the States of Nevada and Delaware, respectively.

4.05            Satisfaction of Special Covenants.  All actions to be taken or performed by Grote Molen pursuant to Article VI of this Agreement shall have been completed, unless waived by Blackridge.

4.06            Actions or Proceedings.  No action or proceeding by any governmental authority or other person shall have been instituted or threatened which: (a) is likely to have a material adverse effect on the business or operations of Grote Molen; or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

4.07            Other Items.  Blackridge shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Blackridge may reasonably request.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF GROTE MOLEN

The obligations of Grote Molen under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

5.01            Accuracy of Representations.  The representations and warranties made by Blackridge in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Blackridge shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Blackridge prior to or at the Closing.  Grote Molen shall be furnished with a certificate, signed by a duly authorized officer of Blackridge and dated the Closing Date, to the foregoing effect.

5.02            Officer's Certificates.  Grote Molen shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of Blackridge to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Blackridge, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.  Furthermore, based on certificates of good standing, representations of government agencies, and Blackridge's own documents, the certificate shall represent, to the best knowledge of the officer, that:

(a)            This agreement has been duly approved by Blackridge's board of directors and stockholders and has been duly executed and delivered in the name and on behalf of Blackridge by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Blackridge pursuant to a unanimous consent;

(b)            Except as provided or permitted herein, there have been no material adverse changes in the business or financial condition of Blackridge up to and including the date of the certificate;

(c)            All conditions required by this Agreement to be performed by Blackridge have been met, satisfied, or performed by Blackridge;

(d)            All authorizations, consents, approvals, registrations, and/or filing with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Blackridge have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

(e)            There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Blackridge, wherein an unfavorable decision, ruling, or finding would have a material adverse effect on the financial condition of Blackridge, the operation of Blackridge, or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which Blackridge is bound or which in any way contests the existence of Blackridge.

5.03            No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of Blackridge, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause of create any material adverse change in the financial condition, business, or operations of Blackridge.

5.04            Good Standing.  Grote Molen shall have received a certificate of good standing from the secretary of state of Delaware, dated as of a date with five days prior to the Closing Date, certifying that Blackridge is in good standing as a corporation in the State of Delaware.

5.05            Satisfaction of Special Covenants.  All actions to be taken or performed by Blackridge pursuant to Article VI of this Agreement shall have been completed, unless waived by Grote Molen.
5.06            Actions or Proceedings.  No action or proceeding by any governmental authority or other person shall have been instituted or threatened which: (a) is likely to have a material adverse effect on the business or operations of Blackridge; or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

5.07            Other Items.  Grote Molen shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Grote Molen may reasonably request.

ARTICLE VI
SPECIAL COVENANTS

6.01            Activities of Grote Molen and Blackridge

(a)            From and after the date of this Agreement until the Closing Date and except as set forth in the respective schedules to be delivered by Grote Molen and Blackridge pursuant hereto or as permitted or contemplated by this Agreement, Grote Molen, Merger Co., and Blackridge will each:

(i)            Carry on its business in substantially the same manner as it has heretofore;

(ii)            Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iii)            Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(iv)            Use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;

(v)            Duly and timely file for all taxable periods ending on or prior to the Closing Date all federal, state, county, and local tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to be paid, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date.; and

(vi)            Fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b)            From and after the date of this Agreement and except as provided herein until the Closing Date, each of Grote Molen, Merger Co., and Blackridge will not:

(i)            Make any change in its articles of incorporation, certificate of incorporation or bylaws or effect any recapitalization;

(ii)            Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business; and

(iii)            Enter into any agreement for the sale of Blackridge, Grote Molen or Merger Co.'s securities without the prior written approval of the other parties.

6.02            Access to Properties and Records.  Until the Closing Date, Blackridge, Grote Molen, and Merger Co. will afford to the other party's officers and authorized representatives full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Blackridge, Grote Molen or Merger Co. and will furnish the other party with such additional financial and other information as to the business and properties of Blackridge, Grote Molen or Merger Co. as each party shall from time to time reasonably request.

6.03            Indemnification by Blackridge.  Blackridge will indemnify and hold harmless Grote Molen, Merger Co. and their respective directors and officers, and each person, if any, who controls Grote Molen or Merger Co. within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any application or statement filed with a governmental body or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Blackridge expressly for use therein. The indemnity agreement contained in this Section 6.03 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Grote Molen or Merger Co. and shall survive the consummation of the transactions contemplated by this Agreement for a period of one year.

6.04.            Indemnification by Grote Molen.  Grote Molen will indemnify and hold harmless Blackridge, and its directors and officers, and each person, if any, who controls Blackridge within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Grote Molen expressly for use therein.  The indemnity agreement contained in this Section 6.04 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Blackridge and shall survive the consummation of the transactions contemplated by this Agreement for a period of one year.

6.05            The Acquisition of Grote Molen Stock.  Grote Molen and Blackridge understand and agree that the consummation of this Agreement including the issuance of the Grote Molen Common Stock and the Grote Molen Preferred Stock to the Blackridge stockholders in exchange for their shares of Blackridge Preferred Stock and Blackridge Common Stock as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes.  Grote Molen and Blackridge agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired.

(a)            In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, each stockholder of Blackridge shall execute and deliver to Grote Molen an investment representation letter in substantially the same form as that attached hereto as Exhibit "A."

(b)            In connection with the transaction contemplated by this Agreement, Blackridge and Grote Molen shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the stockholders of Blackridge reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(c)            In order to more fully document reliance on the exemptions as provided herein, Blackridge, the stockholders of Blackridge, and Grote Molen shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as Grote Molen or Blackridge and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

6.06            Securities Filings.  Grote Molen shall be responsible for the preparation and filing with the Securities and Exchange Commission of a report on Form D and Blackridge will be responsible for any and all filings in any jurisdiction where its stockholders reside which would require a filing with a governmental agency as a result of the transactions contemplated by this Agreement.

6.07            Sales of Securities Under Rule 144.

(a)            Grote Molen will use its best efforts to at all times satisfy the current public information requirements of rule 144 promulgated under the Securities Act so that its non-affiliate stockholders can sell restricted securities that have been held for six months or more or such other restricted period as required by rule 144 as it is from time to time amended.

(b)            If any certificate representing any such restricted stock is presented to Grote Molen's transfer agent for registration or transfer in connection with any sales theretofore made under rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Grote Molen and its counsel that such transfer has complied with the requirements of rule 144, as the case may be, Grote Molen will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of rule 144, as the case may be, free of any related stop transfer order or restrictive legend.  The provisions of this Section 6.07 shall survive the Closing and the consummation of the transactions contemplated by this Agreement for a period of four years.

6.08            Designation of Directors and Officers.  On the Closing Date: (a) Bruce Crane shall resign from his position as a director of Grote Molen and Bob Graham shall be appointed to fill the vacancy created by such resignation; (b) John Hofman shall resign from each of his officer positions of Grote Molen; (c) Bob Graham shall be appointed to serve as President of Grote Molen; (d) Jay Wright shall be appointed to serve as Secretary of Grote Molen; and (e) Bob Graham shall be appointed to serve as Chief Financial Officer and Treasurer of Grote Molen.  After compliance by Grote Molen with Rule 14F-1 promulgated under the Exchange Act, the resignation of John Hofman from his position as a director shall become effective and the appointment of John Hayes and Robert Lentz as directors shall become effective.

6.09     Blackridge Financial Statements.  Prior to Closing, Blackridge shall cause to be prepared and delivered to Grote Molen audited financial statements for the fiscal years ended December 31, 2015 and 2014, unaudited financial statements for the fiscal quarter ended June 30, 2016, and any additional financial statements and information of Blackridge that is required to be filed by Grote Molen with the SEC as a result of its acquisition of Blackridge.  All such financial statements shall be prepared in accordance with the rules and regulations of the SEC.  Such audited financial statements shall not reflect any material adverse change in the financial condition of Blackridge from that reflected in the unaudited financial statements of Blackridge provided to Grote Molen concurrently with the execution of this Agreement.

6.10            Cancellation of Grote Molen Common Shares.  Concurrently with the Closing, certain stockholders of Grote Molen shall return to Grote Molen shares of Grote Molen Common Stock and warrants to acquire shares of Grote Molen Common Stock with irrevocable instructions that such shares and warrants be cancelled and returned to the status of authorized and unissued shares of Common Stock such that 8,800,000 shares of Common Stock and warrants to acquire 8,800,000 shares of Common Stock are left outstanding.  In the event that Blackridge issues more than $1,798,000 of its Series A Preferred Stock in the financing referred to in Section 6.12 hereof, the number of shares of Grote Molen Common Stock and warrants to be cancelled shall be equitably reduced by mutual agreement of the parties.

6.11            Satisfaction of Grote Molen Liabilities.  On or prior to the Closing Date, Grote Molen shall cause certain liabilities of Grote Molen to be paid and satisfied in cash, pursuant to the issuance of shares of Grote Molen Common Stock or some combination thereof, so that on the Closing Date Grote Molen shall have total liabilities in an amount not greater than $500,000.  Grote Molen and Blackridge shall mutually agree which of the Grote Molen liabilities shall be paid and satisfied prior to the Closing Date and which shall remain outstanding.

6.12            Additional Issuances of Securities.  Blackridge shall have completed the private sale of shares of its Series A Preferred Stock at an offering price of not more than $0.60 per share for gross proceeds of not less than $1,798,000.  Grote Molen shall have completed the private sale of up to 5,000,000 five-year Common Stock purchase warrants, exercisable at a price of $0.70 per share commencing on or about August 31, 2018, at an offering price of not less than $0.01 per warrant, and up to 5,000,000 Units, each consisting of one share of Grote Molen Common Stock and one five-year Common Stock Purchase warrant exercisable at $0.70 per share, at an offering price of not less than $0.10 per Unit.

6.13            Lock-Up/Leak-Out Agreements.  Each of the Blackridge stockholders who owns more than 100,000 shares of Blackridge capital stock shall enter into a Lock-Up/Leak-Out Agreement with Grote Molen in a form acceptable to Blackridge and Grote Molen providing that such stockholder will not, without the prior consent of Grote Molen, sell any of its shares of Grote Molen capital stock (or the shares received by the stockholder in exchange therefor) in any public trading market during a period not to exceed one year (the "Lock-Up Period") following the Closing Date and that for a period of not to exceed six months thereafter it will limit its sales of Grote Molen capital stock (or the shares received by the stockholder in exchange therefor) in any public trading market to an amount not more than the smallest of the following: (i) 10% of the average daily trading volume of Grote Molen common stock on the OTCQB (or any successor trading market or exchange) for the one week period preceding the date(s) of the proposed sale(s) during any single one-week period; (ii) the average weekly trading volume of Grote Molen Common Stock on the OTCQB (or any successor trading market or exchange) for the four calendar weeks preceding the proposed sale date(s) during any three-month period; (iii) one percent (1%) of the issued and outstanding shares of Grote Molen Common Stock as shown by the most recent report or statement published by Grote Molen during any three month period; and (iv) 1/24 of such stockholder's total holdings during any single calendar month.

6.14            Modification of Blackridge Notes.  Any convertible notes of Blackridge that are not converted to Blackridge capital stock at or prior to Closing shall be suitably modified pursuant to the mutual agreement of the Parties to provide for their conversion into shares of the capital stock of Grote Molen based on the application of the exchange ratios in the Merger to the conversion rates set forth in such notes.

ARTICLE VII
MISCELLANEOUS

7.01            Brokers.  Grote Molen and Blackridge agree that they are not obligated to pay any finders or brokers for bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement.  Grote Molen and Blackridge each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party.

7.02            No Representation Regarding Tax Treatment.  No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation.  Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income tax purposes.

7.03            Governing Law.  This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Delaware.

7.04            Notices.  All notices, consents, waivers, requests, instructions, or other communications required or permitted hereunder shall be in writing, and shall be deemed to have been duly given if (a) delivered personally (effective upon delivery), (b) sent by a reputable, established overnight delivery service providing confirmation of delivery (effective one business day after being delivered to such overnight delivery service), or (c) mailed by certified mail, return receipt requested, postage prepaid (effective three business days after being deposited in the U. S. Mail), addressed as follows (or to such other address as the recipient may have furnished for such purpose pursuant to this Section):

If to Blackridge:
Bob Graham
CEO
Blackridge Technology Holdings, Inc.
400 Panamint Road
Reno, NV 89521

with a copy to:
Jay Wright, Esq.
General Counsel
Blackridge Technology Holdings, Inc.
9812 Falls Road, #114-294
Potomac, MD 20854

If to Grote Molen:
Grote Molen, Inc.
322 West Griffith Road
Pocatello, ID 83201
Attention: John B. Hofman, President

with a copy to:
Mark N. Schneider, Esq.
Mark N. Schneider, A Professional Corp.
5445 S. Highland Drive, Suite C
Salt Lake City, Utah 84117

or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder.

7.05            Attorney's Fees.  In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

7.06            Schedules; Knowledge.  Whenever in any section of this Agreement reference is made to information set forth in the schedules provided by Grote Molen or Blackridge such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates.  Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

7.07            Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter hereof.  All previous agreements between the parties, whether written or oral, have been merged into this Agreement.  This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof.  There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

7.08            Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year from the Closing Date, unless otherwise provided herein.

7.09            Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Facsimile transmissions of any signed original document, or transmission of any signed facsimile document, shall constitute delivery of an executed original.  At the request of any of the parties, the parties shall confirm facsimile transmission signatures by signing and delivering an original document.

7.10            Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

7.11            Public Statements.  Subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), the Parties shall consult with one another, and use reasonable best efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the Merger and in making any filings with any federal or state governmental or regulatory agency or with any securities exchange with respect thereto.

7.12            Expenses.  Except as otherwise expressly provided herein, each party hereto shall bear its own expenses with respect to this Agreement and the transactions contemplated hereby.

7.13            No Third Party Beneficiaries.  This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Reorganization to be executed by their respective duly authorized officers as of the date first above written.

Grote Molen:	Blackridge:

Grote Molen, Inc.	Blackridge Technology Holdings, Inc.
A Nevada corporation	A Delaware corporation

By: /s/ John B. Hofman	By: /s/ Bob Graham
John B. Hofman, President	Bob Graham, CEO

Merger Co:

Grote Merger Co.
A Delaware corporation

By: /s/ John B. Hofman
John B. Hofman, President

EXHIBIT A

FORM OF INVESTMENT REPRESENTATION LETTER
1

INVESTMENT REPRESENTATION LETTER

Grote Molen, Inc.
322 West Griffith Road
Pocatello, ID 83201

Re:	Acquisition of _______________ Shares of [Preferred] [Common] Stock of Grote Molen, Inc.

Ladies and Gentlemen:

The undersigned understands that Grote Molen, Inc., a Nevada corporation (the "Company"), has or will acquire Blackridge Technology Holdings, Inc., a Delaware corporation ("Blackridge"), pursuant to the terms and conditions of an Agreement and Plan of Reorganization, dated as of September 6, 2016, among the Company, Grote Merger Co. and Blackridge (the "Merger Agreement").  The Merger Agreement provides for the acquisition by the Company of all issued and outstanding shares of Blackridge capital stock in exchange for shares of the Company's preferred stock and common stock.  The undersigned is a stockholder of Blackridge and is entitled to receive the number of shares of the Company's [preferred stock] [common stock] set forth above as a result of the reorganization.  The undersigned is making the representations set forth in this Investment Letter with the understanding that the Company will rely upon such representations in complying with its obligations under the Securities Act of 1933, as amended, and the undersigned represents and warrants to the Company that all such representations are true, accurate and complete.

In connection with the acquisition by the undersigned of the above shares of the Company's common stock (the "Securities"), and in order to permit the Company to document its compliance with applicable corporate and securities laws, the undersigned represents that the Securities are being acquired without a view to, or for resale in connection with, any distribution of such Securities or any interest therein without registration or other compliance under the Securities Act of 1933, as amended (the "Securities Act"), and that the undersigned has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking.

The undersigned understands that the Securities have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Securities may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an "underwriter" within the meaning of the Securities Act.

The undersigned acknowledges that the Securities must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration requirements is available; the Company is under no obligation to register the Securities under the Securities Act except as may be expressly agreed to by it in writing; the Company's registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Securities; and the certificates representing the Securities will bear  legends in substantially the following form so restricting the sale of such Securities.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT.  THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

2

The undersigned acknowledges that the Company may refuse to register transfer of the Securities in the absence of compliance with rule 144 promulgated under the Securities Act unless the undersigned furnishes the Company with a "no action" or interpretative letter from the Securities and Exchange Commission or an opinion of counsel reasonably acceptable to the Company stating that the transfer is proper; further, unless such letter or opinion states that the Securities are free of any restrictions under the Securities Act, the Company may refuse to transfer the Securities to any transferee who does not furnish in writing to the Company the same representations and agree to the same conditions with respect to such Securities as set forth herein.  The Company may also refuse to transfer the Securities if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

The undersigned represents that the undersigned either (i) is an accredited investor ("Accredited Investor") as defined in Rule 501 of Regulation D promulgated under the Securities Act by checking the applicable boxes below; or (ii) is not such an accredited investor by checking the box in 2 below:

_____	1.	The undersigned is an Accredited Investor because it meets one or more of the following conditions (please check all the boxes that apply to the undersigned):

_____	A. The undersigned is a natural person (not a partnership, corporation, limited liability company etc.) whose individual net worth, or joint net worth with that person's spouse, at the time of purchase exceeds $1,000,000, exclusive of the value of the undersigned's primary residence. In the calculation of net worth (the amount of assets in excess of the amount of liabilities:

•
The undersigned may include equity in personal property and real estate (expressly excluding the Investor's principal residence), cash, short-term investments, stocks and securities.  Equity in personal property and real estate must be based on the fair market value of such property less debt secured by such property.

•	The amount of debt secured by the primary residence, up to its estimated fair market value, is not included as a liability.
•	Any debt secured by the primary residence in excess of the estimated fair market value of the home is included as a liability.

_____	B. The undersigned is a natural person who had an income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

3

_____	C. The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act;

_____	D. The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

_____	E. The undersigned is an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

_____	F. The undersigned is an entity in which all of the equity owners are accredited investors. (NOTE: If the undersigned is an entity which qualifies as an accredited investor only because all of its equity owners are accredited inves-tors, each equity owner of the undersigned must be an accredited investor and must complete an investment representation letter.)

or

_____	2.	The undersigned is not an Accredited Investor;

In Witness Whereof, this Investment Representation Letter has been signed by the undersigned as of the date written below.

Date: ________________, 2016	__________________________________
Signature

______________________________
Signature of Joint Subscriber, if Any

____________________________________
Please Print Name(s)

____________________________________
Street Address

____________________________________
City, State and Zip Code

4

EXHIBIT B

DESCRIPTION OF THE RIGHTS, PRIVILEGES AND PREFERENCES OF
GROTE MOLEN SERIES A PREFERRED STOCK

The Series A Preferred Stock of Grote Molen ("Grote Molen Preferred Stock") shall have rights, privileges and preferences identical to those set forth in section IV.D of the Amended and Restated Certificate of Incorporation of Blackridge Technology Holdings, Inc. except that the Grote Molen Preferred Stock shall have (i) an initial Original Issue Price of $6.00; (ii) the Dividend Rate shall be (i) 12% of the Original Issue Price with respect to the 500,000 shares issued in exchange for the first 5,000,000 Shares of Blackridge Series A Preferred Stock issued under that certain Series A Preferred Stock Purchase Agreement dated August 19, 2016, and 7% of the Original Issue Price thereafter; (iii) the separate vote of the Grote Molen Preferred Stock shall be necessary to effect or validate certain corporate actions as long as there are at least 300,000 shares of Grote Molen Preferred Stock outstanding; and (iv) as long as there are at least 300,000 shares of Grote Molen Preferred Stock outstanding, the holders of such stock shall be entitled to elect one member of the board of directors of Grote Molen.   Based on the foregoing, each share of Grote Molen Preferred Stock shall initially be convertible into ten shares of Grote Molen Common Stock and shall be entitled to ten votes per share on any matter being voted upon by the stockholders on an "as converted" basis.

1